UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 13, 2014

PDI, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A
300 Interpace Parkway,
Parsippany, NJ 07054
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (862) 207-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 13, 2014, PDI, Inc. (the “Company”), through its wholly-owned subsidiary Interpace Diagnostics, LLC (“Interpace”), entered into an asset purchase agreement (the “Agreement”) to acquire miRInform® Thyroid and Pancreas cancer diagnostic tests, other tests in development for thyroid cancer, associated intellectual property and a biobank with more than 5,000 patient tissue samples (the “Transaction”) from Asuragen, Inc. (“Asuragen”). On August 13, 2014, the Company executed a Guaranty in favor of Asuragen, guaranteeing the payment and performance obligations of Interpace under the Agreement (the “Guaranty”).

Under the terms of the Agreement, the Company paid $8.0 million at the closing of the Transaction, which also occurred on August 13, 2014, and will be obligated to pay an additional $0.5 million to Asuragen upon the successful completion by Asuragen of certain transition service obligations set forth in a transition services agreement, entered into by Interpace and Asuragen concurrently with the Agreement (the “Transition Services Agreement”) concurrently with the Agreement. In addition, under the Agreement, the Company will be obligated to make a milestone payment of $0.5 million to Asuragen upon the earlier of the launch of a miRInform® Pancreas product or February 13, 2016, and to pay royalties of 5.0% on the future net sales of the miRInform® Pancreas diagnostics product line for a period of ten years following a qualifying sale, 3.5% on the future net sales of the miRInform® Thyroid diagnostics product line through August 13, 2024 and 1.5% on the future net sales of certain other thyroid diagnostics product lines for a period of ten years following a qualifying sale.

Pursuant to the terms of the Agreement, Asuragen agreed to certain restrictions on their ability to conduct, enter into or otherwise support a business that sells or supports diagnostic devices, or performs other services, relating to the diagnosis of thyroid and pancreatic cancer. The Agreement also contains customary representations, warranties and covenants of the Company and Asuragen. Subject to certain limitations, the parties will be required to indemnify each other for damages resulting from breaches of the representations, warranties and covenants made in the Agreement and certain other matters.

Pursuant to the terms of the Transition Services Agreement, Asuragen will provide the Company with training, technical, bioinformatics and validation support, testing and other transition related services and supportfor a period of 90 days. As discussed above, the Company will be obligated to pay an additional $0.5 million to Asuragen upon the successful completion by Asuragen of its transition service obligations. The Company will also be obligated to reimburse Asuragen for certain expenses incurred in connection with the performance of Asuragen’s transition services. Subject to certain limitations, the parties will be required to indemnify each other for damages resulting from breaches of the Transition Services Agreement and certain other matters.

On August 13, 2014, Interpace and Asuragen also entered into an agreement by which Asuragen will supply the Company with cellular RNA preservation solution (RNARetain®) (the “Supply Agreement”). The term of the Supply Agreement is until August 13, 2024 for miRInform® Thyroid, a period of ten years following a qualifying sale of miRInform® Pancreas and a period of ten years following a qualifying sale of certain other thyroid diagnostics product lines, and thereafter automatically renews for successive 12-month periods unless either party provides notice of non-renewal at least 12 months in advance of the beginning on the next renewal period.

In connection with the Transaction, on August 13, 2014, Interpace entered into license agreements with Asuragen by which Interpace and the Company obtained a license to (i) patents and know-how relating to miRInform® Thyroid and Pancreas cancer diagnostic tests and other tests in development for thyroid cancer (the “License Agreement”) and (ii) sell diagnostic devices and perfo rm certain services relating to thyroid cancer (the “CPRIT License Agreement”). No royalty or other payments or fees are payable under the License Agreement. Under the CPRIT License Agreement, the Company is obligated to pay 5% of net sales on sales of diagnostic devices and the performance of services relating to thyroid cancer, subject to a maximum deduction of 1.5% for royalties paid to third parties. Both of the License Agreement and the CPRIT License Agreement continue until terminated by (i) mutual agreement of the parties or(ii) either party in the event of material breach of the respective agreement by the other party.

On August 13, 2014, the Company issued a press release announcing the Transaction. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The Agreement, Transition Services Agreement, Guaranty, Supply Agreement, License Agreement and CPRIT License Agreement are collectively referred to as the “Transaction Agreements.” The representations, warranties and covenants contained in the Transaction Agreements were made only for the purposes of the respective Transaction Agreements, were made as of specific dates, were made solely for the benefit of the parties to the respective Transaction Agreements and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the respective Transaction Agreements. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their respective terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders of the Company. For the foregoing reasons, none of the Company’s stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

The above summaries of the material terms of each Transaction Document are qualified in their entirety by reference to the full text of the Transaction Documents, each of which shall be included as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2014.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Pursuant to Item 9.01(a)(4) of Form 8-K, the Company will amend this filing not later than 71 calendar days after August 19, 2014 to file the financial statements required by Rule 3-05(b) of Regulation S-X.
(b) Pro Forma Financial Information.

Pursuant to Item 9.01(b)(2) of Form 8-K, the Company will amend this filing not later than 71 calendar days after August 19, 2014 to file the financial statements required by Article 11 of Regulation S-X.
(d) Exhibits.
The Exhibit Index attached to this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDI, INC.

By: /s/ Jeffrey Smith
Jeffrey Smith
Executive Vice President, Chief Financial Officer and Treasurer
Date: August 19, 2014

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated August 13, 2014 as amended.